Exhibit (14)(d)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and Board of Directors

Alcentra Capital Corporation:

We have audited and reported separately herein on the consolidated financial statements of Alcentra Capital Corporation and Subsidiary (the “Company”) as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018. We have also previously audited, in accordance with the standards of the PCAOB, the consolidated statements of assets and liabilities, including the consolidated schedules of investments of the Company, as of December 31, 2016, 2015, and 2014, and the related consolidated statements of operations, changes in net assets, and cash flows for the years ended December 31, 2016, 2015 and for the period from May 8, 2014 (commencement of operations) through December 31, 2014, (none of which is presented herein) and we expressed unqualified opinions on those consolidated financial statements.

The senior securities table included in the Prospectus, which is part of this Registration Statement on N-14, under the caption “Senior Securities of Alcentra Capital” (the “Senior Securities Table”) has been subjected to audit procedures performed in conjunction with the audit of the Company’s consolidated financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-14. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/KPMG LLP

New York, New York

March 11, 2019